UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2018

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Repurchase Agreement with Royal Bank of Canada

On April 17, 2018, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Operating Partnership, L.P. (“POP,” and together with PMC, the “Sellers”), entered into a master repurchase agreement, by and among Royal Bank of Canada (“RBC”), on the one hand, and the Sellers, on the other hand (the “RBC Repurchase Agreement”), pursuant to which Sellers may sell to, and later repurchase from, RBC newly originated mortgage loans in an aggregate principal amount of up to $100 million. The RBC Repurchase Agreement will be used to fund newly originated mortgage loans that PMC purchases from correspondent lenders pending sale and/or securitization. The mortgage loans are serviced by PennyMac Loan Services, LLC (“PLS”), an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), and the obligations of the Sellers under the RBC Repurchase Agreement are fully guaranteed by the Company.

The principal amount paid by RBC for each eligible mortgage loan is based on a percentage of the lesser of the market value as determined by RBC in its sole discretion and the unpaid principal balance of such mortgage loan. Upon the repurchase, or the sale, securitization or liquidation of such mortgage loan, PMC or POP, as applicable, is required to repay RBC the principal amount related to such mortgage loan plus accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repurchase, sale, securitization or liquidation.

The RBC Repurchase Agreement requires the Company, PMC and POP to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $860 million for the Company, $150 million for PMC and $860 million for POP, in each case on a consolidated basis; (ii) a minimum in unrestricted cash at all times greater than or equal to $40 million among the Company and its subsidiaries, $10 million at PMC, and $40 million at POP and its consolidated subsidiaries; and (iii) a ratio of total indebtedness to adjusted tangible net worth at all times not to exceed 5:1 for the Company, 10:1 for PMC, and 5:1 for POP.

The RBC Repurchase Agreement contains margin call provisions that provide RBC with certain rights in the event of a decline in the market value of the purchased mortgage loans.  Under these provisions, RBC may require PMC and/or POP, as applicable, to transfer cash and/or additional eligible mortgage loans with an aggregate market value sufficient to eliminate any margin deficit resulting from such a decline.

In addition, the RBC Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction.  The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the RBC Repurchase Agreement and RBC’s right to liquidate the mortgage loans then subject to the RBC Repurchase Agreement.

The Company, through PMC and POP, is also required to pay RBC certain costs and expenses in connection with RBC’s structuring, management and ongoing administration of the RBC Repurchase Agreement.

The foregoing descriptions of the RBC Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which have been filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Repurchase Agreement with Deutsche Bank

On April 17, 2018, the Company, through PMC, also entered into an amendment (the “Amendment”) to that certain master repurchase agreement, dated as of August 18, 2017, by and among Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”), on the one hand, and PMC, on the other hand (the “DB Repurchase Agreement”), pursuant to which PMC may sell to, and later repurchase from, Deutsche Bank certain residential mortgage loans. The mortgage loans are serviced by PLS and the obligations of PMC under the DB Repurchase Agreement are fully guaranteed by the Company. The DB Repurchase Agreement is set to expire on August 18, 2019.

The primary purpose of the Amendment is to increase the maximum aggregate principal amount provided for under the DB Repurchase Agreement from $500 million to $750 million. All other terms and conditions of the DB Repurchase Agreement and the related guaranty remain the same in all material respects. The Company, through PMC, is required to pay Deutsche Bank certain administrative costs and expenses in connection with Deutsche Bank’s structuring of the Amendment.

The foregoing descriptions of the Amendment, the DB Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.3; (ii) the descriptions of the DB Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on August 24, 2017; (iii) the full text of the DB Repurchase Agreement and the related guaranty attached thereto as Exhibit 10.1 and Exhibit 10.2, respectively; and (iv) any amendments to such agreements filed thereafter.

Item 7.01    Regulation FD Disclosure.

On April 23, 2018, the Company also issued a press release announcing the pricing of its private offering of secured term notes in an aggregate principal amount of $450 million to be issued from the Company’s indirect subsidiary, PMT ISSUER TRUST – FMSR.  The secured term notes will be offered only to qualified institutional buyers, as defined in the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 144A under the Securities Act. The offering is expected to close on April 25, 2018, subject to customary closing conditions. The secured term notes have not been and are not expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  A copy of the press release announcing the pricing of the offering is furnished hereto as Exhibit 99.1.

The information in Item 7.01 of this report, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of April 17, 2018, among Royal Bank of Canada, PennyMac Operating Partnership, L.P., PennyMac Corp. and PennyMac Mortgage Investment Trust
10.2	Guaranty, dated as of April 17, 2018, made by PennyMac Mortgage Investment Trust in favor of Royal Bank of Canada
10.3	Amendment No. 1 to the Master Repurchase Agreement, dated as of April 17, 2018, by and among Deutsche Bank AG, Cayman Islands Branch and PennyMac Corp.
99.1	Press release, dated April 23, 2018, issued by PennyMac Mortgage Investment Trust

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of April 17, 2018, among Royal Bank of Canada, PennyMac Operating Partnership, L.P., PennyMac Corp. and PennyMac Mortgage Investment Trust
10.2	Guaranty, dated as of April 17, 2018, by PennyMac Mortgage Investment Trust, in favor of Royal Bank of Canada
10.3	Amendment No. 1 to the Master Repurchase Agreement, dated as of April 17, 2018, by and among Deutsche Bank AG, Cayman Islands Branch and PennyMac Corp.
99.1	Press release, dated April 23, 2018, issued by PennyMac Mortgage Investment Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: April 23, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer